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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

                                      OF
                                      --

                       PROVANTAGE HEALTH SERVICES, INC.
                       --------------------------------


     ProVantage Health Services, Inc., a Delaware corporation (the "Corporation"), the original certificate of incorporation of which was filed with the Secretary of State of the State of Delaware on June 26, 1989 (the "Certificate of Incorporation") under the name The Mikalix Group, Inc., hereby certifies that this Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation, was duly adopted by its Board of Directors and its stockholder in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

     FIRST:  The name of the Corporation is:  ProVantage Health Services, Inc.
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     SECOND:  The address of the registered office of the Corporation in the
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State of Delaware is The Corporation Trust Center, 1209 Orange Street,
Wilmington, Delaware, County of Newcastle. The name of its registered agent at such address is the Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
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activity for which corporations may be organized under the DGCL.

     FOURTH:  A.  The total number of shares of stock that the Corporation shall
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have authority to issue is 55,000,000 of which (i) 50,000,000 shares shall be shares of Common Stock, $.01 par value per share (the "Common Stock"), and (ii) 5,000,000 shares shall be shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

     B. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock of the Corporation, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision enacted subsequent to the date hereof.

     C. The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Common Stock:

     1. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation (the "Restated Certificate"), holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock
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or property of the Corporation as may be declared thereon by the Board of
Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.

     2. (a) At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of the stockholders. The holders of Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock. No stockholder shall be entitled to exercise any right of cumulative voting.

     (b) Subject to any rights of the holders of Preferred Stock, the provisions of this Restated Certificate shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, voting together as a single class.

     (c) Any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting. Notwithstanding anything contained in this Restated Certificate to the contrary, the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend or repeal this paragraph (C)(2)(c) or adopt any provision inconsistent with this paragraph
(C)(2)(c).

     3. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For the purposes of this paragraph (C)(3), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     4. All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Restated Certificate, in a Preferred Stock Designation or as otherwise expressly required by applicable law.

     D. Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation or a duly authorized committee of the Board of Directors of the Corporation, in accordance with the laws of the State of Delaware, is hereby authorized to determine or alter the powers (including voting powers), designations, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions of the Preferred Stock or any wholly unissued series of shares of Preferred Stock, and to increase (but not above the total number of authorized

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shares of the class) or decrease (but not below the number of shares of any series of Preferred Stock then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


     FIFTH:   The books and records of the Corporation may be kept (subject to
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any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

     SIXTH:   Special meetings of stockholders of the Corporation, for any
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purpose or purposes, unless otherwise prescribed by statute or by this Restated
Certificate, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     SEVENTH: The Bylaws of the Corporation may be altered, amended or repealed
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at any meeting of the Board of Directors or of the stockholders (subject, in the case of meetings of the stockholders, to the provisions of Article II of the Bylaws), as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders), or by the affirmative vote of directors constituting not less than a majority of the entire Board of Directors (if effected by action of the Board of Directors). Notwithstanding anything contained in this Restated Certificate to the contrary, the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend or repeal this ARTICLE SEVENTH or to adopt any provision inconsistent with this ARTICLE SEVENTH.

     EIGHTH:  The business and affairs of the Corporation shall be managed by or
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under the direction of a Board of Directors consisting of a number of directors as determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors shall be elected initially for a two-year term, and Class III directors shall be elected initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and

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shall qualify, subject, however, to his prior death, resignation or removal from office. Any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

     Notwithstanding anything contained in this Restated Certificate to the contrary, the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend or repeal this ARTICLE EIGHTH or to adopt any provision inconsistent with this ARTICLE EIGHTH.

     NINTH:  No director of the Corporation shall be liable to the Corporation
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or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     TENTH:  The Corporation may purchase and maintain insurance, at its
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expense, to protect the Corporation and any director, officer or employee of the
Corporation to the fullest extent authorized by the DGCL. The Corporation may also enter into agreements providing for the indemnification of any director, officer or employee of the Corporation.

     IN WITNESS WHEREOF, ProVantage Health Services, Inc. has caused this Restated Certificate of Incorporation to be signed on this ____ day of ___________, 1999 in its name.


                                   PROVANTAGE HEALTH SERVICES, INC.


                                   By:______________________________________
                                      Name:   Jeffrey A. Jones
                                      Title:  Executive Vice President and
                                              Chief Operating Officer

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